UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	June 12, 2026

Ameris Bancorp
(Exact Name of Registrant as Specified in Charter)

Georgia	001-13901	58-1456434
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3490 Piedmont Road N.E., Suite 1550
Atlanta,	Georgia	30305
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:	(404)	639-6500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	ABCB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

On September 16, 2024, Patrick Byrne filed a complaint against Ameris Bank, the wholly owned banking subsidiary of Ameris Bancorp (together with Ameris Bank, the “Company” ), in the United States District Court for the Central District of California (the “Court”), captioned Patrick Byrne v. Ameris Bank, Case No. 8:24-cv-01989-MWC (JDEx) (the “Action”). The complaint alleged (as amended with leave of the Court during trial), among other things, wrongful termination of Mr. Byrne’s employment, violations of whistleblower protection laws, nonpayment of wages and related penalties, and breach of contract, and sought unspecified damages. Mr. Byrne was employed by Ameris Bank from December 2021 through June 2024 as the chief executive officer of the equipment finance division of Ameris Bank.

A jury trial in the Action commenced on June 1, 2026. On June 12, 2026, the jury returned a verdict in favor of Mr. Byrne on all counts presented, finding Ameris Bank liable for $16.525 million in economic and non-economic damages, plus associated statutory penalties, and approximately $62.9 million in punitive damages. The Company disagrees with the verdict and believes that it is not supported by the facts or applicable law.

The Company intends to appeal the verdict. While the Company intends to continue to vigorously defend its position in this matter, the ultimate outcome of this matter is uncertain. The Company is evaluating the potential impact of the verdict, including whether an accrual is required for financial reporting purposes and the amount thereof. The final resolution of this matter could have a material adverse effect on the Company’s results of operations, financial condition and liquidity.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements, as defined by federal securities laws, including, among other forward-looking statements, certain plans, expectations and goals. Words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, as well as similar expressions, are meant to identify forward-looking statements. The forward-looking statements in this Current Report on Form 8-K are based on management's opinions only as of the date hereof and are provided to assist in the understanding of potential future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements, including, without limitation, statements related to the Company’s beliefs regarding the verdict and the Company’s intent to appeal the verdict. For a discussion of some of the other risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and the Company's subsequently filed periodic reports and other filings. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements except as required by law.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
AMERIS BANCORP

By:	/s/ Nicole S. Stokes
Nicole S. Stokes
Chief Financial Officer

Date: June 12, 2026